UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2012

Cole Credit Property Trust IV, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-169533 (1933 Act)	27-3148135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (602) 778-8700

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 23, 2012, the board of directors of Cole Credit Property Trust IV, Inc. (the “Company”, “we”, “our”, or “us”) and the Company’s sole initial stockholder approved an amendment to the Company’s charter (the “Charter Amendment”). The Charter Amendment conforms Section 8.6 of the charter to the provisions of the Company’s advisory agreement, which also is described in the prospectus for our initial public offering of shares of common stock. Specifically, the advisory agreement and prospectus provide that the Company is authorized to pay a real estate disposition fee to the Company’s advisor or its affiliates in the event the advisor or its affiliates provide substantial services in connection with the sale of a property, as determined by a majority of the Company’s independent directors. The real estate disposition fee shall be an amount up to one-half of the brokerage commission paid, but in no event greater than one percent of the sales price of the property sold, provided, however, in no event may the disposition fee paid to our advisor or its affiliates, when added to the real estate commissions paid to unaffiliated third parties, exceed the lesser of the customary competitive real estate commission or an amount equal to 6% of the contract sales price. The Charter Amendment revises Section 8.6 of the charter to provide for this real estate disposition fee; the prior provision in the Company’s charter did not provide for such a fee.

The Charter Amendment was filed with the Maryland State Department of Assessments and Taxation and became effective on February 24, 2012. A copy of the Charter Amendment is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

The information set forth under Item 5.03 of this current report on Form 8-K is hereby incorporated by reference into this Item 5.07.

Item 8.01	Other Events

Distributions

On February 23, 2012, the Company’s board of directors authorized a daily distribution, based on 366 days in the calendar year, of $0.001707848 per share (which equates to approximately 6.25% on an annualized basis calculated at the current rate, assuming a $10.00 per share purchase price) for stockholders of record as of the close of business on each day of the period commencing on the first day following the release from escrow of the subscription proceeds received in the Company’s initial public offering of shares of its common stock, as a result of the receipt of subscriptions aggregating at least the minimum offering of $2,500,000 (the “Distribution Start Date”), and ending on June 30, 2012. The payment date for each of the daily distributions for each day of each calendar month in the period commencing on the Distribution Start Date and ending on June 30, 2012 will be in the following calendar month.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

3.1	Articles of Amendment to First Articles of Amendment and Restatement of the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 27, 2012	COLE CREDIT PROPERTY TRUST IV, INC.

	By:	/s/ Simon J. Misselbrook
	Name:	Simon J. Misselbrook
	Title:	Vice President of Accounting Principal Accounting Officer

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